UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2012

OMEGA COMMERCIAL FINANCE CORPORATION
(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
(Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

 Unregistered Sales of Equity Securities.

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On October 22, 2012, we issued to Flavio Zuanier, 3,500,000 shares of our restricted common stock in exchange for construction engineering services valued at $420,000 ($0.09 per share).

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On October 22, 2012, we issued to Jon S. Cummings IV, 5,000,000 shares of our restricted common stock in exchange for management services valued at $600,000 ($0.09 per share).

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On October 22, 2012, we issued to Omega Capital Street, LLC, 5,000,000 shares of our restricted common stock in exchange underwriting services, valued at $600,000 ($0.09 per share).

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On October 22, 2012, we issued to Omega CRE Group, LLC 5,000,000 shares of our restricted common stock in exchange underwriting services, valued at $600,000 ($0.09 per share).

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On November 1, 2012, we issued to Bentley/Addison Capital Finance LLC 3,000,000 shares of our restricted common stock in exchange for commercial real estate advisory services valued at $360,000 ($0.12 per share).

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On November 1, 2012, we issued to John Bucassa 75,000 shares of our restricted common stock in exchange for services rendered as chairman of our executive  investment board valued at $9000 ($0.12 per share).

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On November 1, 2012, we issued to Kenneth Bruce Leide and Holly Beth Leide 500,000 shares of our restricted common stock in exchange for commercial real estate advisory services valued at $60,000 ($0.12 per share).

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On November 1, 2012, we issued to Andrew Barwicki 25,250 shares of our restricted common stock in exchange for investor relations services valued at $3,030 ($0.12 per share).

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On November 1, 2012, we issued to Andres Prieto 500,000 shares of our restricted common stock in exchange for business development and commercial real estate advisory services valued at $60,000 ($0.12 per share).

The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 27, 2012

OMEGA COMMERCIAL FINANCE CORPORATION

By:  /s/ Jon S. Cummings, IV

Name:

Jon S. Cummings, IV

Title:

Chief Executive Officer

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